CONFIDENTIAL  -  SETTLEMENT  AGREEMENT

September  18,  2000

Steve  Elkes
Chief  Operating  Officer
ivillage  Inc.,
170  Fifth  Avenue
New  York,  NY  10010

Re:     Termination  of  iVillage Content License and Co-development Agreement &
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iVillage  Online  Merchant  Agreement
 ------------------------------------

Dear  Mr.  Elkes:

     This Letter Agreement effective as of September 18, 2000 serves to terminate both the November 11th, 1999 Content License and Co-development Agreement & the October 15th, 1999 Online Merchant Agreement (collectively, the "Agreements") between ivillage Inc., and Garden.com, Inc. effective as of September 18th, 2000 ("Termination Agreement"), subject to the following terms and conditions:

     1. Upon execution of this Letter Agreement, Garden.com agrees to pay to ivillage the aggregate sum of [*] as payment in full of all amounts due under the Agreements (the "Termination Payment"). The Termination Payment will be paid to ivillage as follows; [*] on or before September 30th, 2000; and [*] on or before each of October 30, 2000, November 30, 2000 and December 30, 2000.

     2. Other than as expressly set forth in paragraph 1, no further payments will be made by either party pursuant to the Agreements and no further payment obligation exists under this Letter Agreement.

     3. Each party hereby releases and forever discharges the other party and such party's officers, directors, stockholders, employees, agents and affiliates from any and all causes of action, claims, liabilities and demands that such party, its affiliates, subsidiaries, officers, directors, agents, employees or legal representatives may now have or that may subsequently accrue, whether known or unknown, that relate to or arise from the Agreements, the parties respective performance thereunder and the termination thereof. The above release does not apply to any claims that may arise that are directly related to this Letter Agreement or the obligations of the parties set forth herein.

__________________
* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     4. Neither party will disclose the existence or any terms of this Letter Agreement to anyone other than its attorneys, accountants, and other professional advisors, except: (i) in connection with a contemplated change of control of such party or sale of such party's business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement agreeing to be bound by the terms hereof); (ii) as may be required by law; or (iii) other than as required or appropriate for securities laws disclosure.

     5. Each person executing this Letter Agreement warrants and represents that he has the authority to bind the party on whose behalf his or her signature appears. The parties to this Letter Agreement acknowledge that they have read, and that they fully understand the terms of this Letter Agreement, and that they each have been advised of the legal effect and consequences of this Letter Agreement by their respective legal counsel.

     6. This Letter Agreement may be executed in counterparts, all of which together shall constitute one document. This Letter Agreement has been jointly drafted by the parties and, as such, should not be construed or interpreted as if drafted by one party or the other.

     7. This Letter Agreement expressly supersedes all previous discussions, negotiations, understandings, or agreements, written or otherwise, and shall be binding upon the parties' heirs, successors, and assigns. This Letter Agreement fully, completely, and exclusively sets forth the agreement of the parties as to the subject matter hereof and may only be amended in a writing executed by all parties. This Letter Agreement shall be governed by the laws of the State of Texas. If any provision is subsequently found to be invalid, that provision shall be stricken from the Letter Agreement and the surviving portion shall remain in full force and effect.

     8. In the event of any dispute between the parties arising from or concerning in any manner the subject matter of this Letter Agreement, the parties shall refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes.


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
     The arbitration shall be held in Travis County, Texas, and the decision reached by such arbitrator shall be entered as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration shall be entitled to an award of reasonable attorney's fees.


AGREED  AND  ACCEPTED:




GARDEN.COM,  INC.                           IVILLAGE,  INC.

By:                                         By:
   --------------------------------            ---------------------------------

Name:                                       Name:
     ------------------------------              -------------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

Date:                                       Date:
     ------------------------------              -------------------------------


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